                                EXHIBIT (6)(B)
                                --------------

                           Form of Selling Agreement
               between Transamerica Securities Sales Corporation
                  and Transamerica Financial Resources, Inc.

                               SELLING AGREEMENT


       Transamerica Securities Sales Corporation ("TSSC", "we" or "us"), as dealer for its account, offers to sell to Transamerica Financial Resources ("TFR" or "you") Adviser Shares of the Premier Funds of Transamerica Investors, Inc. (the "Funds"; individually, a "Fund") for which it is the principal underwriter as defined in the Investment Company Act of 1940 (the "Act"), on the following terms:

       1.  Orders; Order Procedures.  Orders shall be accepted only on the terms
           ------------------------
described herein, in the Fund's prospectus and Statement of Additional Information ("Prospectus") and by order procedures in effect from time to time. You agree to purchase shares only from us or from your customers. All orders are subject to acceptance or rejection by us in our sole discretion. You shall provide TSSC, or TSSC's designated agent, as directed by TSSC, with a taxpayer identification number for each account for which you are dealer of record.

       2.  Payment for Shares; Registration.  Payment for Fund shares shall be
           --------------------------------
made as instructed in our confirmation to you. If timely payment is not received, we may cancel the sale or, at our option, sell the shares back to the Funds. We may delay registration of shares until good payment is received. Unless other instructions are received by the settlement date, orders accepted by us may be placed in an open account registered in your name. If payment or instructions are not timely received, or if you do not promptly correct errors in our confirmation, you are responsible to the Fund, us and the Fund's transfer agent ("Agent") for any directly related loss, cost, damage or expense, including reasonable attorney's fees and expenses.

       3.  Suitability and Multiple Classes of Shares.  A Fund may offer more
           ------------------------------------------
than one class of shares in accordance with its Prospectus; refer to the Prospectus for availability and details. You may sell only the class known as "Adviser Shares" and only to Pension and Retirement Savings Programs (including IRA's) and other institutional investors as specified in the Prospectus and our procedures. Purchases of a class of shares shall be subject to our compliance standards. You are responsible for determining whether a Fund, and if the Adviser class of that Fund's shares, is suitable for your client.

       4.  Sales to the Public; Redemptions; Exchanges.  In sales of Fund shares
           -------------------------------------------
to the public you shall act as principal for your own accounts, not as agent for a Fund or for us. You shall also act as principal in all purchases of Fund shares directly from us by a shareholder for whom you are the dealer of record and you appoint the Agent to confirm (with a copy to you) such purchases on your behalf. You shall sell shares only: (a) to customers at the applicable price described in the Prospectus; and (b) to us as agent for the Fund at the redemption price. If you act as principal in purchasing shares for redemption, you shall pay your customer the amount which you receive from us. You are responsible to the Fund, us, and the Agent for any loss, cost, damage or expense (including reasonable attorney's fees and expenses) arising from our reliance upon your instructions.

       5.  Compensation.
           ------------

       To the extent you provide shareholder services in accordance with the then applicable shareholder services plan, you may be eligible to receive selling concessions described in the attached Addendum. The current shareholder services plan requires you to promote the sale of shares and the retention of assets and to furnish continuing service and assistance to Fund shareholders with respect to which service fees are paid to you. Any applicable service fees shall be paid quarterly on Fund shares for which you are named dealer on the records of the Agent. If the quarterly fees for any one customer's account are less than $1.00, they will not be paid. Aggregate fees (excluding fees not paid under the preceding sentence) less the $15.00 for all your customers' accounts for all Funds for any quarter will not be paid. Payment of selling concessions generally shall be made by the middle of the month following the close of each quarter. This Paragraph 5(a) may be terminated for any Fund at any time without notice.

       6.  Authorized Statements.  No person is authorized to make any statement
           ---------------------
concerning a Fund except those contained in the appropriate Prospectus and in sales literature issued by us. We shall furnish you, without charge, Prospectuses and sales literature upon request. You shall not allow statements designated by us for broker use only to be used with the public. You shall deliver to us for prior approval any Fund sales literature prepared by you for use with the public. You shall also deliver a current Fund Prospectus to your customer in accordance with law.

       7.  Warranty; Indemnification.  TSSC represents and warrants that:
           --------------------------

       (a) TSSC is in compliance with all applicable state and federal laws, rules and regulations;

       (b) Each Fund, its Prospectus, and all sales literature issued by us for distribution to the public shall comply with all applicable state and Federal laws, rules and regulations;

       (c) Each Prospectus and sales literature issued by us shall not by statement or omission be misleading;

       (d) The Funds may legally be sold in every United States jurisdiction unless you are otherwise notified; and

       TSSC indemnifies TFR and agrees to hold TFR harmless against every loss, cost, damage or expense (including reasonable attorneys fees and expenses) incurred by you as a result of our breach of the foregoing representations and warranties if you notify us promptly after the commencement of any action against you for which you may seek indemnity. We may participate at our own expense in the defense of such action, or we may assume the defense of such action with counsel satisfactory to you chosen by us. If we elect to assume the defense, you may retain additional counsel at your option for which you shall pay the fees and expenses. This paragraph 7 shall survive termination of this Agreement.

       8.  NASD; Applicable Laws.  You represent that you are a member of the
           ---------------------
National Association of Securities Dealers, Inc. ("NASD"). You and we shall abide by the rules and regulations of the NASD and all applicable state and Federal laws, rules and regulations.

       9.  Miscellaneous.  All communications shall be transmitted pursuant to
           -------------
our then-current procedures and if (a) to us, must be sent to the above address or such other address as we may specify and (b) to you, must be sent to your address listed below, such other address as you may specify or as registered with the NASD. We may change or terminate this Agreement without notice. This Agreement shall be effective upon the earlier of your written acceptance below or our acceptance on your first order after this communication. This Agreement is not assignable, except that we may transfer it to any successor underwriter of the Funds. This Agreement shall be construed under California Law.



TRANSAMERICA SECURITIES SALES CORPORATION


by:________________________________
     Signature

___________________________________
     Name and Title


TRANSAMERICA FINANCIAL RESOURCES


by:________________________________
     Signature

___________________________________
     Name and Title

                         ADDENDUM TO SELLING AGREEMENT

       Transamerica Securities Sales Corporation will pay to Transamerica Financial Resources the following concessions:

       1. within the first year of the date of the initial purchase, 1.00% on all investments received in connection with the Adviser Shares of the Funds other than the Cash Reserve Fund; and

       2. commencing on the 13th month after the date of the initial purchase, an annual payment of 0.25% paid on the asset level of the Adviser Shares.